Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact: Loree Bowen, 949-250-0554
Investor Contact: Mark Wilterding, 949-250-6826

EDWARDS LIFESCIENCES TO ACQUIRE INNOVALVE

IRVINE, CA, July 15, 2024 — Edwards Lifesciences (NYSE: EW) today announced it has exercised its option to acquire Innovalve Bio Medical Ltd., an early-stage transcatheter mitral valve replacement (TMVR) company, following its initial investment in 2017. Since that time, Innovalve has demonstrated progress in its program with promising early clinical experience.
Combined with Edwards’ existing mitral innovations, the acquisition enhances the company’s TMVR technologies to address large unmet structural heart patient needs and support sustainable long-term growth. Innovalve will join the transcatheter mitral and tricuspid therapies (TMTT) product group, led by corporate vice president, Daveen Chopra.
“Building on our learnings of the complexity of mitral disease, we know there is a need for a differentiated range of therapies for these patients,” said Chopra. “Edwards’ SAPIEN M3 remains on track to become the first approved transfemoral TMVR system in Europe by the end of 2025. We believe the Innovalve technologies, paired with Edwards’ deep mitral expertise, will enable a TMVR platform that will expand the treatable population.”
Edwards is developing a portfolio of transcatheter repair and replacement therapies designed to address mitral and tricuspid valve diseases. The company is committed to transforming the treatment of mitral and tricuspid patients, supported by a robust body of clinical evidence.
The acquisition is expected to close by the end of 2024.

About Edwards Lifesciences
Edwards Lifesciences is the global leader of patient-focused innovations for structural heart disease and critical care monitoring. We are driven by a passion for patients, dedicated to improving and enhancing lives through partnerships with clinicians and stakeholders across the global healthcare landscape. For more information, visit www.edwards.com and follow us on Facebook, Instagram, LinkedIn, X and YouTube.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements contained in this Proxy Statement to be covered by the safe harbor provisions of such Acts. These forward-looking statements can sometimes be identified by the use of forward-looking words, such as “may,” “might,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “goal,” “continue,” “seek,” “intend,” “optimistic,” “aspire,” “confident” and other forms of these words and include, but are not limited to, statements made by Mr. Chopra and statements regarding expected technology performance, product and therapy benefits, patient outcomes, treatable population, probability of approval by government authorities in Europe, performance of Innovalve’s technology as a basis for or in support of a TMVR platform, synergy between Innovalve’s technology and products and Edwards’ expertise, products, and operations, Edwards' commitment to developing a portfolio of transcatheter repair and replacement therapies and to expanding or transforming patients’ treatments, other objectives and expectations, and other statements that are not historical facts. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Our forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. Investors are cautioned not to unduly rely on such forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include, but are not limited to: (i) Edwards may be unable to close the acquisition of Innovalve in a timely manner or at all, which may materially and adversely affect Edwards' business and the price of Edwards' common stock; (ii) uncertainty as to the timing of closing of the acquisition of Innovalve; (iii) the occurrence of any event, change or other circumstance that could cause Edwards to abandon the acquisition of Innovalve; (iv) risks related to disruption of management’s attention from Edwards' ongoing business operations; (v) the effect of the announcement or the pendency of the acquisition of Innovalve on Edwards' relationships with its customers, operating results and business generally; (vi) potential significant transaction costs associated with the acquisition of Innovalve; (vii) the outcome of any legal proceedings or regulatory actions to the extent initiated against Edwards or others related to the acquisition of Innovalve; (viii) the ability of Edwards to execute on its strategy and achieve its goals and other expectations after the closing of the acquisition of Innovalve; (ix) legal, regulatory, tax and economic developments affecting Edwards' business; (x) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities or current or future pandemics or epidemics, as well as Edwards' response to any of the aforementioned factors; and (xi) other risks detailed in Edwards' filings with the SEC, which may be found at edwards.com.

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